EXHIBIT 10.56


   COMERICA
                         SECOND MODIFICATION AND WAIVER
                                       TO
                           LOAN AND SECURITY AGREEMENT


     This Second Modification and Waiver to Loan and Security Agreement (this "Modification") is entered into by and between SPECTRUM ORGANIC PRODUCTS, INC., a California corporation ("Borrower") and COMERICA BANK ("Bank"), whose Western Division Headquarters is located at 333 West Santa Clara Street, San Jose, California as of June 24, 2005.

                                    RECITALS
                                    --------

     This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

     Bank and Borrower previously entered into that certain Loan and Security Agreement (Accounts and Inventory), dated June 12, 2003 as amended by that First Modification dated June 4, 2004. The Loan and Security Agreement (Accounts and Inventory) as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the "Agreement."

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    AGREEMENT
                                    ---------

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.   Events of Default and Waivers.

          a. Certain Events of Default have occurred and continue to exist under the Agreement as follows: (i) pursuant to section 6.17 a of the Agreement, Borrower is to maintain a ratio of Debt to Tangible Effective Net worth of not more than 2.75:1.00, and for the month ending April 30, 2005 this ratio was 3.13:1.00, and (ii) pursuant to section 6.17 b of the Agreement, Borrower is to maintain a Cash Flow Coverage Ratio of not less 1.25:1.00 measure on a rolling four quarter basis as of the end of each fiscal quarter, and for the quarter ending December 31, 2004 this ratio was 0.60:1.00, and for the quarter ending March 31, 2005 this ratio was 00.86:1.00 ("Non-Compliance Items").

          b. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, Bank hereby agrees to waive the Non-Compliance Items for the above periods. This waiver is limited to the Non-Compliance Items set forth above and for the periods set forth above only.

3. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Agreement is hereby modified as set forth below.

     (a)  The last paragraph of the definition of "Borrowing Base" set forth in
          Section 1.7 of the Agreement hereby is deleted in its entirety and replaced with the following:

                    "Anything contained in the foregoing to the contrary notwithstanding, that at all times that the aggregate amount of all Dilution (as calculated by Bank on the basis of Bank's most recent audit of Borrower's Books conducted under Section 6.25 hereof), as a percentage of all Accounts, is seven percent (7%) or less, then the percentage of Eligible Accounts that shall be included in the Borrowing Base shall be increased to eighty five percent (85%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto."

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(b)  The definition of "Credit Limit" set forth in Section 1.13 of the Agreement hereby is deleted in its entirety and replaced with the following:

          "1.13 "Credit Limit" shall mean Ten Million Dollars ($10,000,000)."

(c) The definition of "Maturity Date" set forth in Section 1.38 of the Agreement hereby is deleted in its entirety and replaced with the following:

          "1.38 "Maturity Date" shall mean June 30, 2007."

(b)  The following Section 2.7 is hereby added to the Agreement:

          "2.7 Subject to the terms and conditions of this Agreement, Bank shall make available to Borrower a converting non-revolving loan in the amount of One Million Dollars ($1,000,000) (the "Non-Revolving Loan 2"), and the outstanding balance due thereunder from time to time shall at all times be included in the Indebtedness.

          (a) The proceeds of Non-Revolving Loan 2 shall be used solely for capital expenditures, including without limit the purchase of equipment or other fixed assets.

          (b) Subject to all of the limitations, terms and conditions contained herein or in the promissory note representing the Non-Revolving Loan 2, Borrower may, from time to time through the term of this Agreement, repay its outstanding borrowings in part or in whole; provided, however, that any amount of the Non-Revolving Loan 2 so repaid may not be reborrowed.

          (c) Drawings under the Non-Revolving Loan 2 are available as follows:
          (i) up to an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate shall be available from June 24, 2005, and
          (ii) if the Borrower's September 30, 2005 financial statements, or any other monthly financial statement required hereunder through the March 31, 2006 statement, shows that Borrower is in compliance with all terms, conditions, and covenants of this Agreement to the satisfaction of Bank, an additional Five Hundred Thousand Dollars ($500,000) will be available to be drawn by Borrower under the Revolving Loan 2. Drawings shall be available until June 30, 2006 at which time the entire outstanding principal amount of all such drawings shall be repaid in thirty six (36) fully amortizing payments plus interest, due and payable on the last day of each month through June 30, 2009. The interest rate, payment terms, maturity date and certain other terms of Non-Revolving Loan 2 shall be contained in a promissory note dated June 24, 2005, as such may be amended or replaced from time to time.

          (d) Each request for a drawing under Non-Revolving Loan 2 shall be in writing, duly executed by Borrower in form satisfactory to Bank, and shall be irrevocable upon receipt by Bank. Each such notice shall be received by Bank no later than 3:00 p.m. Pacific time three (3) business days prior to the date on which the requested drawing is to be made. The notice shall include a copy of the invoice for the equipment or other fixed assets to be financed. Drawings under Non-Revolving Loan shall only be used to purchase new equipment and other fixed assets approved by Bank from time to time, and shall be limited to ninety percent (90%) of the invoice amount for such equipment or other fixed assets approved by Bank.

(c) Section 6.17 a. of the Agreement hereby is deleted in its entirety and replaced with the following:

               "a. a ratio of Debt to Tangible Effective Net Worth of not more than the amount set forth below during the corresponding period:

                            Period                               Ratio
                            ------                               -----
          through November 30, 2005                              3.50:1.00
          From December 31, 2005 through February 28, 2006       3.00:1.00
          At all times from and after March 31, 2006             2.75:1.00

4. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement and the Note remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or the Note, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement and the Note. Borrower represents and warrants that the Representations and Warranties contained in the Agreement and the Note are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification, including without limit any replacement promissory note entered into in connection herewith, is conditioned upon receipt by Bank of this Modification, any other documents which Bank may require to carry out the terms hereof, and including but not limited to each of the following:

     (a) A non-refundable legal documentation fee of $500, plus any Bank expenses incurred through the date of this Modification.

     (b)  A non-refundable amendment fee of $5,000.

5.   Miscellaneous Provisions.

     (a) This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

     (b) This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

SPECTRUM ORGANIC PRODUCTS, INC.,            COMERICA BANK
a California corporation

By: /s/  Robert B. Fowles                   By: /s/  Peggy Kutchera
-------------------------------             ----------------------------------

Name:    Robert B. Fowles                   Name:    Peggy Kutchera

Title:   Chief Financial Officer            Its:     Assistant Vice President -
                                                     Western Division